Exhibit 23.4



The Board of Directors
Uniforce Services, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/  KPMG Peat Marwick LLP

                                             KPMG PEAT MARWICK LLP


Jericho, New York
December 23, 1997